Exhibit 99

                 HEADWATERS INCORPORATED ACQUIRES ELDORADO STONE

                    o High Growth "Green" Building Products

                 o National Distribution System for Coal-Based
                             Construction Materials

                o Expected to be Accretive to 2004 and 2005 EPS

      o Acquisition Further Diversifies Headwaters Along Coal Value Chain


SOUTH JORDAN, UTAH, JUNE 3, 2004 - HEADWATERS INCORPORATED (NASDAQ: HDWR) today announced that it has completed the acquisition of Eldorado Stone, LLC, a leading manufacturer of architectural manufactured stone, based in San Marcos, California. Eldorado Stone was purchased from Graham Partners, a middle market private equity firm, and members of management, for an enterprise value of approximately $202.5 million, plus an excess working capital adjustment of $8 million. The acquisition provides Headwaters with the opportunity to expand the use of environmentally friendly coal combustion materials in high-growth, branded building products. Eldorado Stone will be integrated into Headwaters' coal-based construction materials operations, and further diversifies Headwaters across the coal value chain.

Eldorado is a major participant in the manufactured stone segment of the siding market, which is the fastest growing segment in an estimated $7.9 billion market. Eldorado has experienced high growth as a result of the increasing demand for manufactured stone in the U.S., the quality of its product, its strong brand name, and service levels. Eldorado's net sales grew 35% in calendar 2003, and annual sales growth over the last three calendar years has been approximately 22%.

The acquisition of Eldorado Stone is expected to be accretive to Headwaters' 2004 and 2005 EPS. On a pro forma basis Eldorado Stone would have been $0.15 accretive for the trailing twelve months ended March 31, 2004, if the acquisition had occurred on April 1, 2003. It is anticipated that Eldorado will be accretive to Headwaters' 2005 EPS in the range of $0.10 to $0.20.

The purchase price for Eldorado Stone is approximately $202.5 million, plus an excess working capital adjustment of $8.0 million. The acquisition structure should allow Headwaters to realize certain tax benefits associated with purchase price allocations, effectively reducing the net purchase price of Eldorado. The purchase price was funded with approximately $145 million from Headwaters' recently completed 2 7/8% convertible subordinated debt offering, $44 million from its senior secured revolver, and internally generated funds. Headwaters has approximately $250 million in long term debt and a total indebtedness to EBITDA ratio of approximately 1.83, based on pro forma trailing twelve months. The pro forma trailing twelve months EBITDA consisted of $55.2 million of net income, $34.4 million of income taxes, $24.4 million of net interest and $22.3 million of depreciation and amortization.

"Eldorado is a strong competitor within a fast-growing market and should strengthen our coal-based construction materials sales opportunities as we gain access to Eldorado's national sales and distribution system," said Kirk Benson, Chairman and CEO of Headwaters. "We are very pleased to have Eldorado's management team join us at Headwaters and look forward to growing Eldorado's construction materials business. The Eldorado acquisition continues our successful diversification and growth strategies and furthers our penetration into the coal value chain."

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"We are very pleased to combine with Headwaters," said Mike Lewis, President of
Eldorado Stone. "Eldorado will be able to add fly ash to its raw material mix and emphasize the green nature of our coal-based construction materials. Because we are participating in one of the fastest growing segments of the building products industry, we expect to continue our strong growth. Our product is the finest in the industry and combining with Headwaters should only make us better."

Diversification Along Coal Value Chain

The addition of Eldorado Stone continues the diversification of Headwaters' revenue and cash flows for future development of important technological, operational and strategic initiatives. On a trailing twelve month basis, including Eldorado, Headwaters' revenues are almost evenly divided between its three main business segments:

                          Revenues by Operating Segment
               For the Trailing Twelve Months Ended March 31, 2004
                             (Amounts in Thousands)


         Alternative                         Construction
            Energy            CCP's            Materials            Total
         -----------          -----          -------------          -----

          $ 198,936         $ 185,175          $ 161,674          $ 545,785


"We are continuing our diversification efforts by adding profitable cash flow streams from new businesses that operate along the coal value chain. We have made significant progress as demonstrated by the relatively equal division of our revenues into our three business segments," Benson commented.

On a pro forma EBITDA basis (before corporate overhead), Headwaters has achieved a balance between its alternative energy business and its other coal-based businesses. Headwaters expects its future annualized consolidated EBITDA will consist of approximately 20%, 30% and 50% from its coal-based construction materials segment, its coal combustion products segment and its alternative energy segment, respectively.

About Headwaters Incorporated

Headwaters Incorporated is a world leader in creating value through innovative advancements in the utilization of natural resources. The Company is focused on providing services to energy companies, conversion of fossil fuels into alternative energy products, and adding value to energy. Headwaters generates revenue from managing coal combustion products (CCPs) and from licensing its innovative chemical technology to produce an alternative fuel. Through its CCP business, fly ash building products business, and its solid alternative fuels business, the Company earns a growing revenue stream that provides the capital needed to expand and acquire synergistic new business opportunities.

About Eldorado Stone

Eldorado Stone LLC is a specialty building materials siding company and a leading manufacturer of architectural stone veneer, also known as manufactured stone, for residential and commercial use. Eldorado's proprietary technologies allow it to offer a variety of customizable stone profiles designed to look like natural stone. Eldorado markets in the U.S., Canada, Europe and Asia through a network of masonry, building materials, traditional roofing and siding materials distributors, fireplace suppliers and independent franchisees. Eldorado's focus on product quality, breadth and innovation, combined with a geographically diversified manufacturing platform, provides it with significant advantages in driving end-users, architects and builders to choose Eldorado Stone over traditional materials such as natural stone, brick or stucco. Eldorado currently offers a national product line of 60 distinct national stone types developed from 12 stone profiles. Eldorado also offers a variety of regional stone products, unique to particular geographies, to further complement its national products. Each stone profile is manufactured using numerous original natural stones, which creates a realistic, non-repetitive, natural stone look and is crafted in a variety of natural colors. Eldorado's web site is www.eldoradostone.com.

About Graham Partners

Graham Partners is a private investment firm based in suburban Philadelphia managing a private equity fund with over $227 million in committed capital. Graham Partners is an investment affiliate of the privately held Graham Group of York, Pennsylvania, an industrial and investment concern with global interests in plastics, packaging, machinery, building products and outsource manufacturing. Graham Partners seeks to acquire industrial companies with revenues between $20 million and $250 million that participate in manufacturing niches where Graham Partners can leverage its unique combination of operating resources and financial expertise.

Forward Looking Statements

Certain statements contained in this report are forward-looking statements within the meaning of federal securities laws and Headwaters intends that such forward-looking statements be subject to the safe-harbor created thereby.

Forward-looking statements include Headwaters' expectations as to the managing and marketing of coal combustion products and building products, operation of facilities utilizing alternative fuel technologies, the marketing of synthetic fuels, the receipt of licensing fees, royalties, and product sales revenues, the development, commercialization, and financing of new technologies and other strategic business opportunities and acquisitions, and other information about Headwaters. Such statements that are not purely historical by nature, including those statements regarding Headwaters' future business plans, the operation of facilities, the availability of tax credits, the availability of feed stocks, and the marketability of the coal combustion products, building products, and synthetic fuel, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding future events and our future results that are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Actual results may vary materially from such expectations. Words such as "expects," "anticipates," "targets," "goals," "projects," "believes," "seeks," "estimates," variations of such words, and similar expressions are intended to identify such forward-looking statements. Any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances, are forward-looking.

In addition to matters affecting the coal combustion products, synthetic fuel and building products industries or the economy generally, factors which could cause actual results to differ from expectations stated in forward-looking statements include, among others, the factors described in the captions entitled "Forward-looking Statements" and "Risk Factors" in Item 7 in Headwaters' Annual Report on Form 10-K for the fiscal year ended September 30, 2003, Quarterly Reports on Form 10-Q, and other periodic filings and prospectuses.

Although Headwaters believes that its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that our results of operations will not be adversely affected by such factors. Unless legally required, we undertake no obligation to revise or update any forward-looking statements for any reason. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report.

Our internet address is www.hdwtrs.com. There we make available, free of charge, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our reports can be accessed through the investor relations section of our web site.

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